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                                                                   EXHIBIT 10.5

                                                                          [LOGO]

DEUTSCHE BANK
Aktiengesellschaft

                             REVISED AS OF JUNE 7, 2004

Date:                        May 6, 2004

To:                          Health Care Reit, Inc

Attention:                   Swaps Documentation Department

Facsimile NO:                1 419 247 2826

OUR REFERENCE:               GLOBAL NO. N304066N

RE: INTEREST RATE SWAP TRANSACTION - THIS CONFIRMATION SUPERSEDES AND REPLACES ALL PRIOR COMMUNICATION BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTION DESCRIBED BELOW

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Deutsche Bank AG ("DBAG") and Health Care REIT, Inc ("Counterparty") on the Trade Date specified below (the
"Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation evidences a complete and binding agreement between DBAG ("Party A") and Counterparty ("Party B") as to the terms of the Transaction to which this Confirmation relates. In addition, Party A and Party B agree to use all reasonable efforts to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA
Form") (as may be amended, modified or supplemented from time to time, the "Agreement") with such modifications as Party A and Party B will in good faith agree. Upon execution by the parties of such Agreement, this Confirmation will supplement, form a part of and be subject to the Agreement. All provisions contained or incorporated by reference in such Agreement upon its execution shall govern this Confirmation except as expressly modified below. Until Party A and Party B execute and deliver the Agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming Transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation) shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if Party A and Party B had executed an agreement on the Trade Date of the first such Transaction between us in such form, with the Schedule thereto (i) specifying only that (a) the governing law is the laws of the State of New York,

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without reference to choice of law doctrine, provided, that such choice of law shall be superseded by any choice of law provision specified in the Agreement upon its execution, and (b) the Termination Currency is U.S. Dollars and (ii) incorporating the addition to the definition of "Indemnifiable Tax" contained in (page 48 of) the ISDA "User's Guide to the 1992 ISDA Master Agreements". In the event of any inconsistency between the terms of this Confirmation, and the terms of the Agreement, this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

   Notional Amount:                             USD 50,000,000.00

   Trade Date:                                  May 6, 2004

   Effective Date:                              May 7, 2004

   Termination Date:                            November 15, 2013

FIXED AMOUNTS:

   Fixed Rate Payer:                            DBAG

   Fixed Rate Payer Period End Dates:           The 15th day of May and November
                                                of each year, commencing May 15,
                                                2004, through and including the
                                                Termination Date with No
                                                Adjustment

   Fixed Rate Payer Payment Dates:              The 15th day of May and November
                                                of each year, commencing May 15,
                                                2004, through and including the
                                                Termination Date


   Fixed Rate:                                  6.00%

   Fixed Rate Day Count Fraction:               30/360

   FIXED RATE PAYER BUSINESS DAYS:              NEW YORK

   Fixed Rate Payer Business Day                Modified Following
   Convention:

FLOATING AMOUNTS:

   Floating Rate Payer:                         Counterparty

   Floating Rate Payer Period End Dates:        The 15th day of May and November
                                                of each year, commencing May 15,
                                                2004, through and including the
                                                Termination Date

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   Floating Rate Payer Payment Dates:              The 15th day of May and
                                                   November of each year,
                                                   commencing May 15, 2004,
                                                   through and including the
                                                   Termination Date

   Floating Rate for initial Calculation Period:   1.78125%

   Floating Rate Option:                           USD-LIBOR-BBA

   Designated Maturity:                            Six months

   Spread:                                         Plus 0.705%

   Floating Rate Day Count Fraction:               Actual/360

   Reset Dates:                                    The last Floating Rate Payer
                                                   Business Day of each
                                                   Calculation Period or
                                                   Compounding Period, if
                                                   Compounding is applicable.

   Compounding:                                    Inapplicable

   FLOATING RATE PAYER BUSINESS DAYS:              NEW YORK

   Floating Rate Payer Business Day
   Convention:                                     Modified Following

3. ACCOUNT DETAILS:

        USD DBAG Payment Instructions:
        Account With:                              Deutsche Bank AG, New York
        SWIFT Code:                                DEUTUS33
        Favor Of:                                  Deutsche Bank AG, New York
        Account Number:                            100440170004

        USD Counterparty Payment Instructions:
        Account With:                              National City Bank
        SWIFT Code:                                NATCUS33
        Favor Of:                                  Health Care REITH, Inc, Ohio
        Account Number:                            10 57359

4. OFFICES:

The Office of DBAG for this Transaction is New York.

The Office of Counterparty for this Transaction is Toledo.

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     5. CALCULATION AGENT: The party specified as such in the Agreement, or if not specified therein, DBAG.

     6. REPRESENTATIONS

     Counterparty, if it is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate, represents that it is a foreign person for purposes of US Treasury regulations relating to information reporting and backup withholding.

     Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

     (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

     (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

     (iii) STATUS OF PARTIES. The other party is not acting as a fiduciary for, or an adviser to it in respect of this Transaction.

7. OTHER PROVISIONS

     a) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B.

     In connection therewith, "Specified Indebtedness" will have the meaning specified in Section 14, provided, however, that indebtedness or obligations in respect of deposits received in the ordinary course of the banking business of such person shall not constitute Specified Indebtedness.

     "THRESHOLD AMOUNT" means with respect to Party A an amount equal to three percent (3%) of Shareholders' Equity and with respect to Party B, the amount specified from time to time in Section 8.4, "Other Defaults" of the Credit Agreement, which amount is currently $1,500,000

     "CREDIT AGREEMENT" means the Amended and Restated Loan Agreement dated as of August 23, 2002, among Party B, Keybank National Association, as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, UBS Warburg LLC, as Documentation Agent, and the other lenders party thereto, as the same has been amended and may be amended, modified, supplemented or replaced from time to time.

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b)   The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply to
     Party A and to Party B. Provided, however, with respect to Party B, Credit Event Upon Merger shall not apply if (a) Party B is the surviving entity,
     (b) the consideration paid in connection with any such merger or acquisition does not exceed an amount equal to fifteen percent (15%) of Party B'S Consolidated Total Assets (as defined in the Credit Agreement) at the date of the consummation of such transaction, prior to giving effect to such transaction.

8. SET OFF.

     Section 6 of this Agreement is amended by the addition of the following
     Section 6(f):

     "(f) Upon the designation of any Early Termination Date, the party that is not the Defaulting Party or Affected Party ("X") may, without prior notice to the Defaulting or Affected Party ("Y"), set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Y to X or any Affiliate of X (the "X Set Off Amount") against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y (the "Y Set Off Amount"). X will give notice to the other party of any set off effected under this Section 6(f).

     For this purpose, either the X Set Off Amount or the Y Set Off Amount (or the relevant portion of such set off amounts) may be converted by X into the currency in which the other set off amount is denominated at the rate of exchange at which X would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

     If a sum or obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

     Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at anytime otherwise entitled (whether by operation of law, contract or otherwise)."

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     9. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile or e-mail to:

        Attention: Derivative Documentation
        Telephone: 44 20 7547 4755
        Facsimile: 44 20 7545 9761
        E-mail: Derivative.Documentation@db.com

     This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

     Yours sincerely,

     Deutsche Bank AG

     By: /s/ Bianca Mueller

     Name: Bianca Mueller
     Authorized Signatory

     By: /s/ Jamie Hunt

     Name: Jamie Hunt
     Authorized Signatory

     Confirmed as of the date first written above:

     Health Care REIT, Inc

     By: /s/ Michael A. Crabtree
         ------------------------
     Name: Michael A. Crabtree
     Title: Treasurer

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